                               RESIDUAL GUARANTY


                            As of September 10, 1998



Chase Bank of Texas, National Association, as Agent for
  the Banks described below (the "AGENT")
600 Travis
Houston, Texas  77002

     Re: Credit Agreement (the "AGREEMENT") dated effective as of September 10, 1998 by and among Brazos Markets Development, L.P. as the Borrower (the "BORROWER"), the several banks a party thereto from time to time (the "BANKS"), and the Agent.

Ladies and Gentlemen:

     1. GUARANTY. For value received, and in consideration of Borrower entering into the Agreement, the undersigned (the "GUARANTOR") does hereby irrevocably, absolutely, and unconditionally guarantee (a) the full payment, when due, of any and all indebtedness and other amounts of every kind, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Banks or the Agent, by Borrower under the Note as defined in and evidenced by the Agreement (all such obligations being hereinafter collectively referred to as the "LIABILITIES") and (b) the performance by Borrower of its obligations under the Operative Documents pursuant to the terms thereof; PROVIDED THAT the Liabilities shall be limited to an amount up to and including the aggregate of (i) the maximum amount (without deduction for any proceeds of sale) that would be determined as due and payable if Lessee were to exercise its right of sale to a third party pursuant to Section 11.4(a)(ii) of the Ground Lease; (ii) the maximum amount (without deduction for any proceeds of sale) that would be determined as due and payable if Lessee were to exercise its right of sale to a third party pursuant to Section 11.4(a)(iii) of the Facilities Lease; (iii) all interest on such amounts; (iv) any and all other sums which are or may become due pursuant to the Agreement with respect to such amounts (including, without limitation, indemnities, legal fees, and amounts payable pursuant to Section 9.7 of the Agreement) and (v) to the extent permitted by applicable law, all other amounts which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due under the Ground Lease and Facilities Lease (the foregoing obligations and undertakings are collectively referred to as the "OBLIGATIONS"). The Guarantor has a substantial, direct or indirect, financial interest in the benefits and advantages which will result from the Agreement. The Guarantor hereby agrees that, upon any Event of Default under (and as defined in) the Operative Documents, the Guarantor will forthwith pay the Liabilities as limited by this paragraph immediately upon written demand or perform the Obligations. Notwithstanding anything to the contrary contained in this Guaranty, and regardless of whether an Event of Default under (and as described in) any Operative Document has occurred and is continuing, Guarantor shall have no liability under this Guaranty unless (A) an Event of Default has occurred and is continuing beyond any applicable grace or curative period under (and as defined in) any Lease Document or (B) any Lease Document is rejected by a trustee or debtor-in-possession in any bankruptcy proceeding involving the Lessee. This Guaranty is in addition to, and not in lieu of, the Guaranty dated concurrently herewith executed by Guarantor in favor of Lessor relating to the Lease Documents; provided, however, that in no event shall the Agent or any of the Banks be entitled to recover an aggregate amount (through the collateral assignment of the Lease Documents or through this Guaranty or otherwise) in excess of the Liabilities.

     2. GUARANTY CONTINUING, ABSOLUTE, UNLIMITED. This Guaranty is a continuing, absolute, and unlimited Guaranty of payment and the Guarantor is a primary obligor and not a surety. The Liabilities and Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. The Agent shall not be required to proceed first against Borrower or any other person, firm or corporation or against any property securing any of the Liabilities or Obligations before resorting to the Guarantor for payment or performance. To the extent permitted by applicable law,

                                           FORM OF RESIDUAL GUARANTY - Page 1
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this Guaranty shall be construed as a guarantee of payment without regard to the enforceability of any of the Liabilities or Obligations or the rejection of the Agreement in bankruptcy, and notwithstanding any claim, defense (other than payment or performance by Borrower or the Guarantor) or right of set-off which Borrower or the Guarantor may have against any Bank or the Agent, including any such claim, defense, or right of set-off based on any present or future law or order of any government (DE JURE or DE FACTO), or of any agency thereof or court of law purporting to reduce, amend, or otherwise affect any of the Liabilities or Obligations of Borrower or any other obligor, or to vary any terms of payment thereof, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Banks or the Agent of the Liabilities or any part thereof is rescinded or must otherwise be returned by any Bank or the Agent upon the insolvency, bankruptcy, or reorganization of Borrower, or otherwise, as though such payment to such Bank or the Agent had not been made. To the extent permitted by applicable law, the Guarantor's obligation to fully pay or perform the Liabilities and any remedy for the enforcement thereof shall not be impaired, modified, released, or limited in any way by any impairment, modification, release, or limitation of the liability of Borrower or its bankruptcy estate, resulting from the operation of any present or future provision of the Bankruptcy Code or any Debtor Relief Law or from the decision of any court interpreting the same.

     3. GUARANTY NOT AFFECTED BY CHANGE IN SECURITY OR OTHER ACTIONS. The Agent and the Banks may, from time to time, without the consent of or notice to the Guarantor, take any or all of the following actions without impairing or affecting the Guarantor's obligations under this Guaranty or releasing or exonerating the Guarantor from any of its liabilities hereunder:

          (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder;

          (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the Guarantor, with respect to any of the Liabilities;

          (c) extend the time or change the manner, place or terms of payment of, or renew or amend any note or other instrument evidencing the Liabilities or any part thereof, or amend in any manner any agreement relating thereto;

          (d) release or compromise, in whole or in part, or accept full or partial payment for, any of the Liabilities hereby guaranteed, or any liability of any nature of any other party or parties with respect to the Liabilities or any security therefor;

          (e) subordinate the payment of all or any part of the Liabilities to the payment of any liability of the Borrower to creditors of the Borrower other than the Agent or the Banks;

          (f) enforce the Agent's or the Banks' security interest, if any, in all or any properties securing any of the Liabilities or any obligations hereunder in order to obtain full or partial payment of the Liabilities then outstanding; or

          (g) release or fail to perfect, protect, or enforce the Agent's or the Banks' security interest, if any, in all or any properties securing any of the Liabilities or any obligation hereunder, or permit any substitution or exchange for any such property.

     4. WAIVERS. The Guarantor hereby expressly waives to the extent permitted by law:

          (a)  notice of acceptance of this Guaranty;

          (b) notice of the existence or incurrence of any or all of the Liabilities;

                                           FORM OF RESIDUAL GUARANTY - Page 2
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          (c)  presentment, demand, notice of dishonor, protest, and all other notices whatsoever (except the written demand referred to in SECTION 1 hereinabove);

          (d) any requirement that proceedings first be instituted by the Agent or any Bank against the Borrower;

          (e) all diligence in collection or protection of or realization upon the Liabilities or any part thereof, or any obligation hereunder, or any collateral for any of the foregoing;

          (f) any rights or defenses based on the Agent's or a Bank's election of remedies, including any defense to the Agent's or Bank's action to recover any deficiency after a non-judicial sale; and

          (g) the occurrence of every other condition precedent to which the Guarantor might otherwise be entitled.

     5. DEFINITIONS. As used in this Guaranty, the following terms will have the following meanings, unless the context otherwise requires:

     "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means Chase Bank of Texas, National Association, a national banking association, in its capacity as agent pursuant to ARTICLE 8 of the Agreement and any successor agent pursuant to SECTION 8.6 of the Agreement.

     "AGREEMENT" has the meaning given such term in the introductory paragraph.

     "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto.

     "BANKS" means the lenders listed on the signature pages of the Agreement and each Eligible Assignee (as defined in the Agreement) that shall become a party to the Agreement pursuant to SECTION 9.6 thereof.

     "BUSINESS DAY" means any day of the year other than a Saturday or Sunday or any other day on which banks are not required or authorized to close in Houston, Texas.

     "CHASE" means Chase Bank of Texas, National Association, or its successors or assigns.

     "DEBTOR RELIEF LAW" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar laws from time to time in effect affecting the rights of creditors generally.

     "FACILITIES LEASE" has the meaning set forth in the Agreement.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision

                                           FORM OF RESIDUAL GUARANTY - Page 3
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thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GROUND LEASE" has the meaning set forth in the Agreement.

     "GUARANTOR" has the meaning given such term in SECTION 1 hereof.

     "INDEMNIFIED PERSON" has the meaning given such term in SECTION 22(a) of this Guaranty.

     "LEASE DOCUMENTS" has the meaning set forth in the Agreement.

     "LESSEE" collectively means RANDALL'S FOOD & DRUGS, INC., a Delaware corporation and RANDALL'S FOOD MARKETS, INC., a Texas corporation.

     "LIABILITIES" has the meaning given such term in SECTION 1 of this Guaranty.

     "MATERIAL" means a circumstance, standard or event that is deemed "material" by Guarantor in its sole, but reasonable, determination.

     "OPERATIVE DOCUMENTS" means the Note (as defined in the Agreement) and the Agreement.

     "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

     "REQUIREMENT OF LAW" shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

     6. RIGHTS CUMULATIVE. The rights provided for in this Guaranty and the Operative Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising. The order and manner in which the Agent's and the Banks' rights and remedies are to be exercised shall be determined by the Agent or the Banks in their sole discretion. To the extent permitted by applicable law, no application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable, or prevent the exercise, or continued exercise, of rights or remedies of the Agent and the Banks hereunder or under any Requirement of Law or in equity.

     7. PAYMENTS. Each payment by the Guarantor to the Agent under this Guaranty shall be made by transferring the amount thereof in immediately available funds without set-off or counterclaim.

     8.   COSTS, EXPENSES AND TAXES.  The Guarantor agrees to pay on demand:
(i) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Guaranty and any other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Guaranty, and any modification, supplement or waiver of any of the terms of this Guaranty, (ii) all reasonable costs and expenses of the Agent hereunder, including reasonable legal fees and expenses of counsel to the Agent, in connection with a default or the enforcement of this Guaranty and
(iii) reasonable costs and expenses incurred in connection with third party professional services reasonably required by the Agent pursuant to the Lease Documents such as appraisers, environmental consultants, accountants or similar Persons; PROVIDED that except during the continuance of any Event of Default under the Lease Documents, the Agent will first obtain the consent of the Guarantor to such expense, which consent shall not be unreasonably withheld. Without prejudice to the survival of any other obligations of the Guarantor hereunder, the obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

                                           FORM OF RESIDUAL GUARANTY - Page 4
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     9.   SUBROGATION.  The Guarantor shall not be subrogated, in whole or in part, to the rights of the Agent or any Bank or those of any subsequent assignee or transferee of any of the Liabilities until all the Liabilities to the Agent and the Banks and every such subsequent assignee or transferee shall have been paid in full, and Guarantor hereby waives any and all such rights. The provisions of this SECTION 9 shall survive the termination of this Guaranty and any satisfaction and discharge of Borrower by virtue of any payment, court order, or law.

     10. NO WAIVER; REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants contained herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, and the termination of the Operative Documents and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

     12. CONFIDENTIALITY. The Agent and each Bank agree to keep any information delivered or made available by the Guarantor to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by the Agent who are or are expected to become engaged in evaluating, approving, structuring or administering the Operative Documents; PROVIDED that nothing herein shall prevent the Agent or any Bank from disclosing such information (a) to any Bank, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over Agent or any Bank, (d) which has been publicly disclosed,
(e) to the extent reasonably required in connection with any litigation to which the Agent, any Bank, the Borrower, the Guarantor or its respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to any Bank's legal counsel and independent auditors. The Agent will promptly notify the Guarantor of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this SECTION 12 and, if the Guarantor is a party to any such litigation, clause (e) of this SECTION 12.

     13. SEPARABILITY. Should any clause, sentence, paragraph or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

     14. EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     15.  INTERPRETATION.

          (a)  In this Guaranty, unless a clear contrary intention appears:

               (i)   the singular number includes the plural number and VICE
     VERSA;

               (ii)  reference to any gender includes each other gender;

               (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision;

                                           FORM OF RESIDUAL GUARANTY - Page 5

               (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Guaranty, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; PROVIDED that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Guaranty;

               (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Guaranty) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

               (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

               (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

               (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

               (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

          (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          (c) No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

     16. SUBMISSION TO JURISDICTION. The Guarantor, to the extent permitted by applicable law, hereby agrees as follows:

          (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, IN HARRIS COUNTY OR ELSEWHERE IN THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 19, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

          (b) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING

                                           FORM OF RESIDUAL GUARANTY - Page 6
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BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     17. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     18. PARTIES. This Guaranty shall inure to the benefit of the Agent and the Banks and their respective successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not assign any of its duties under this Guaranty without the prior written consent of the Agent. The Agent and the Banks may assign their respective rights and benefits under this Guaranty to any Eligible Assignee.

     19. NOTICES. All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

          (a)  If to the Guarantor:

               Randall's Food Markets, Inc.
               3663 Briarpark
               Houston, Texas 77042
               Attention:     Mr. Lee Straus
               Telephone:     (713) 268-3617
               Telecopy:      (713) 268-3605

               with copies to

               Randall's Properties, Inc.
               3663 Briarpark
               Houston, Texas 77042
               Attention:     Mr. Joe R. Rollins
               Telephone:     (713) 268-3661
               Telecopy:      (713) 268-3601

               and

               Vinson & Elkins LLP
               2300 First City Tower
               1001 Fannin Street
               Houston, Texas 77012-6760
               Attention:     Mr. Sanford A. Weiner
               Telephone:     (713) 758-2558
               Telecopy:      (713) 615-5268

                                           FORM OF RESIDUAL GUARANTY - Page 7
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          (b)  If to the Agent:

               Chase Bank of Texas, National Association
               712 Main Street
               Houston, Texas  77002
               Attention:     Michael Ondruch
               Telephone:     (713) 216-5324
               Telecopy:      (713) 216-6004

               with a copy to

               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               3200 Chase Tower
               600 Travis
               Houston, Texas  77002
               Attention:     Stanley B. Haas
               Telecopy:      (713) 223-3717
               Telephone:     (713) 226-1247

or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties given in accordance with the provisions of this SECTION 19.

     Other than the service of process set forth in SECTION 16(a) above, all communications shall be effective three (3) Business Days after the date when mailed by certified mail, return receipt requested postage prepaid to any party at its address specified above, or upon receipt if telecopied to any party to the telecopy number set forth above, or upon receipt if delivered personally to any party at its address specified above.

     20. TERM. This Guaranty is not limited to any particular period of time, but shall continue in full force and effect until all of the Liabilities have been fully and finally paid or have been otherwise discharged by the Agent and the Banks, and the Guarantor shall not be released from any obligation or liability hereunder until such full payment or discharge shall have occurred.

     21. GOVERNING LAW. This Guaranty and all other documents executed in connection herewith shall be deemed to be contracts and agreements executed by the Guarantor and Agent under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America.

     22.  INDEMNITY.

          (a) The Guarantor shall indemnify the Agent, each Bank and each Affiliate thereof and their respective directors, officers, employees and agents (each, an "INDEMNIFIED PERSON") from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Guarantor shall assume the defense thereof, including the employment of counsel at Guarantor's expense; PROVIDED that Guarantor shall not have such right, to the extent that such Indemnified Person shall deliver to Guarantor a written notice waiving the benefits of the indemnification of such Indemnified Person provided by this SECTION 22(a) in connection with such claim, action, proceeding or suit. Notwithstanding the foregoing, if (i) any claim, action, proceeding or suit is brought against an Indemnified Person who is an individual, (ii) the claim, action, proceeding or suit seeks damages of more than $500,000, or (iii) independent counsel to an Indemnified Person shall conclude that there may be defenses available to

                                           FORM OF RESIDUAL GUARANTY - Page 8
the Indemnified Person which may conflict with those available to Guarantor, Guarantor shall not have the right to assume the defense of any such claim, action, proceeding or suit on behalf of the Indemnified Person if such Indemnified Person chooses to defend such claim, action, proceeding or suit (with counsel reasonably acceptable to Guarantor), and all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such claim, action, proceeding or suit shall be borne by Guarantor; PROVIDED HOWEVER, if there is more than one (1) Indemnified Person having a right to defend such claim, action, proceeding or suit as aforesaid, the obligation of Guarantor to pay the fees and expenses of such Indemnified Person shall be limited to one (1) firm of attorneys. Any Indemnified Person shall also have the right to employ separate counsel and to participate in its defense, but the fees and expenses of such counsel shall be borne by such Indemnified Person. Any decision by an Indemnified Person to employ its own counsel (whether or not at Guarantor's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this SECTION 22(a). In addition, Guarantor will not be liable for any settlement of any claim, action, proceeding or suit unless Guarantor has consented thereto in writing. The foregoing indemnity and agreement to hold harmless shall not in any event apply to any losses, liabilities, claims, damages or expenses incurred by reason of (i) the gross negligence or willful misconduct of the Person to be indemnified, or (ii) any Material default by the Agent or any Bank or any other Indemnified Person that is not cured within any applicable cure period, if any, under any of the Operative Documents or to any consequential damages or loss of profit.

          (b) WITHOUT LIMITING ANY PROVISION OF THIS GUARANTY, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES: (i) ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON OR
(ii) IMPOSED UPON SAID PARTY UNDER ANY THEORY OR STRICT LIABILITY. Without prejudice to the survival of any other obligations of the Guarantor hereunder and under the Operative Documents, the obligations of the Guarantor under this Section shall survive the termination of this Guaranty and the Operative Documents and the payment of the Liabilities.

                              Sincerely yours,

                              RANDALL'S FOOD MARKETS, INC.,
                              a Texas corporation



                               By: /s/ Lee Straus
                                   -------------------------------------------
                                   Lee Straus, Senior Vice President-Finance,
                                   Secretary and Treasurer



                                           FORM OF RESIDUAL GUARANTY - Page 9

     ACCEPTED AND AGREED as of the date first above written:


                              CHASE BANK OF TEXAS, NATIONAL
                              ASSOCIATION, as Agent



                              By:  /s/ Michael Ondruch
                                   --------------------------------------
                                   Michael Ondruch, Vice President














                                           FORM OF RESIDUAL GUARANTY - Page 10